UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2021

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

3701 Wayzata Boulevard
Minneapolis, MN 55416
(Address of principal executive offices and zip code)

(952) 947-7777

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.05 per share	RGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

On October 12, 2021, Chad Kapadia, the Executive Vice President and Chief Technology Officer of Regis Corporation (the “Company”), gave notice of his resignation effective October 15, 2021, to pursue an opportunity at another company. The Company announced that John Davi, who has been serving as a consultant to the Company, will assume the role of the Executive Vice President and Chief Technology Officer.

On October 13, 2021, in connection with certain other organizational restructuring activities, the Company announced that the position held by Amanda Rusin, the Company’s Executive Vice President, General Counsel, Corporate Secretary and Chief Development Officer, will be restructured, resulting in termination of Ms. Rusin’s employment effective November 30, 2021, under circumstances that entitle her to severance benefits under the Company’s senior executive severance policy.

Also on October 13, 2021, in connection with the organizational restructuring activities, Jim Lain, who previously served as the Company’s President, SmartStyle and Portfolio Brands, was appointed as the Company’s President, Franchise Operations, effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: October 15, 2021	By:	/s/ Amanda P. Rusin
Amanda P. Rusin Executive Vice President, General Counsel and Corporate Secretary